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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59598 and 333-62022) and the Registration Statement on Form S-3 (No. 333-69646) of Kindred Healthcare, Inc. of our report dated February 5, 2002, which includes an explanatory paragraph regarding fresh-start reporting, relating to the consolidated financial statements and financial statement schedule, which appears in Kindred Healthcare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/  PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky
March 1, 2002